UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 27, 2006

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

1225 Charleston Road
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 27, 2006, the Board of Directors of MIPS Technologies, Inc. adopted an Additional Performance-Based Bonus Plan (the "Plan") for the CEO effective for fiscal years beginning July 1, 2006, which is in addition to and supplemental to the Performance-Based Bonus Plan for the Executives for which the CEO is also eligible. The Plan provides for a target bonus of thirty percent (30%) of base salary, based on achievement of corporate goals determined by the Board (or certain delegated members of the Board). The Plan provides for no bonus if revenue and operating income are less than ninety percent (90%) of the financial plan, and for a bonus of up to two (2) times the target bonus if revenue and operating income equal or exceed the financial plan by a specified amount. Notwithstanding this calculation, the Board of Directors has discretion to vary the amount of the multiplier when considering the CEO's performance to goals. A copy of the plan is attached hereto as Exhibit 99.01.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            99.01     Additional Performance-Based Bonus Plan for the CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006

MIPS TECHNOLOGIES, INC.
(Registrant)

By: /s/ MERVIN S. KATO
Mervin S. Kato
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Additional Performance-Based Bonus Plan for the CEO.